Exhibit 23(c)

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the use in this Registration Statement on Form S-4 of Cleco Corporate Holdings LLC of our report dated March 3, 2020, relating to the financial statements and financial statement schedules of Cleco Corporate Holdings LLC, which appears in this Registration Statement.  We also consent to the reference to us under the heading “Experts” in such Registration Statement.

/s/ PricewaterhouseCoopers LLP
New Orleans, Louisiana
May 27, 2020